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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 2

                                       TO

                            ASSET PURCHASE AGREEMENT

     This Amendment No. 2 (the "Amendment No. 2") is entered into as of December _____, 2001, by and among (i) Applied Extrusion Technologies, Inc., a Delaware corporation (the "Buyer"), and (ii) QPF, LLC, a Mississippi limited liability company (the "Seller"), and Hood Companies, Inc., a Mississippi corporation (the "Parent"; each of the Seller and the Parent is sometimes referred to herein as the "Selling Parties"). The Buyer and the Selling Parties are collectively referred to herein as the "Parties".

     The Parties entered into an Asset Purchase Agreement dated as of May 3, 2001 (the "Asset Purchase Agreement") and entered into Amendment No. 1 to the Asset Purchase Agreement dated as of June 12, 2001 ("Amendment No. 1"). The Parties now desire to enter into this Amendment No. 2 in order to amend and supplement certain of the terms and provisions of such Asset Purchase Agreement as amended by Amendment No. 1. Such Asset Purchase Agreement as amended by Amendment No. 1 as in effect immediately prior to the effectiveness of this Amendment No 2 is referred to herein as the "Prior Agreement", and such Asset Purchase Agreement as in effect immediately after the effectiveness of this Amendment No 2 is referred to herein as the "Amended Agreement".

     The purpose of this Amendment No. 2 is to amend Section 5.12 of the Prior Agreement to provide the Buyer the ability to continue to store the Acquired Assets at the Seller's Streamwood Facility for a period of time from and after December 31, 2001 as currently provided for in the Prior Agreement.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  Amendments to Prior Agreement. Effective as of the date of this
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Amendment No. 2, the Prior Agreement is hereby amended as follows:

     1.1 Section 5.12 (c)(i) of the Prior Agreement is amended to read in its entirety as follows:

         (i) Seller shall, and (if applicable) shall cause the Third Party Owner to, continue to allow the Acquired Assets to remain in the Streamwood Facility for a period of not less than six (6) months after June 30, 2001 which six (6) month period will

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end on December 31, 2001; provided that any Inventory at the Streamwood Facility will be removed in accordance with Section 2.9(d) hereof.

Notwithstanding the above and foregoing, if the Buyer has not removed the Acquired Assets from the Streamwood Facility on or before December 31, 2001 then, in that event, the Buyer may elect to continue to store the Acquired
Assets in the Streamwood Facility for a period of time of ninety (90) days from December 31, 2001 which ninety (90) days will end on March 31, 2001. If the
Buyer elects to continue to store the Acquired Assets in the Streamwood Facility then in such event in order for the Buyer's election to be effective the Buyer must at least five (5) days before December 31, 2001 (a) notify the Seller in writing of Buyer's desire to continue to store the Acquired Assets in the Streamwood Facility for the additional ninety (90) day period and (b) along with such written notice wire transfer to Seller the amount of Three Hundred Ninety Thousand and 00/100 ($390,000.00) dollars which represents rent for the Streamwood Facility for the additional ninety (90) days. In the event that during the additional ninety (90) days the Buyer removes all of the Acquired Assets from the Streamwood Facility the Seller shall refund to the Buyer the prorata amount of rent for the days remaining of the additional ninety (90) day time period only if the Buyer has given Seller written notice at least sixty
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(60) days prior to the time the Buyer has completely removed all of the Acquired
Assets from the Streamwood Facility that the Buyer is vacating the Streamwood Facility.

         At least thirty (30) days prior to March 31, 2002 the Seller may elect to rent the Streamwood Facility for storage of the Acquired Assets for an additional period of thirty (30) days giving Seller irrevocable written notice of Buyer's election to continue to rent and store the Acquired Assets in the Streamwood Facility for an additional thirty (30) day period from and after March 31, 2001. Buyer's written notice to Seller regarding its desire to continue to store the Acquired Assets in the Streamwood Facility for an additional thirty (30) day period shall be irrevocable and thereafter rent shall be due regardless of whether or not Buyer actually stores the Acquired Assets in the Streamwood Facility or removes the Acquired Assets prior to the start of the additional thirty (30) day time period. In the event the Buyer gives irrevocable notice to Seller pursuant to this paragraph then in such event Buyer agrees to pay to Seller on April 1, 2002 by wire transfer to Seller the amount of One Hundred Thirty Thousand and 00/100 ($130,000.00) Dollars which represents rent for the Streamwood Facility for the additional thirty days from and after March 31, 2002. In no event shall rent be prorated if during the thirty days the Seller is able to remove the Acquired Assets from the Streamwood Facility.

         From and after May 1, 2002 the Buyer may rent the Streamwood Facility for the storage of the Acquired Assets on a month to month basis for a monthly rental amount of One Hundred Thirty Thousand and 00/100 ($130,000.00) Dollars per month. In order for the Buyer's election to rent the Streamwood Facility for each preceding month to be effective the Buyer must give the Seller irrevocable written notice to Buyer's election to rent the Streamwood Facility for the additional month by giving Seller irrevocable written notice no later than thirty (30) days prior to the start of the month for which the Buyer desires to rent the Streamwood Facility. Buyer's written notice to Seller regarding

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its desire to continue to store the Acquired Assets in the Streamwood Facility for an additional thirty (30) day period shall be irrevocable and thereafter rent shall be due regardless of whether or not Buyer actually stores the Acquired Assets in the Streamwood Facility or removes the Acquired Assets prior to the start of the additional thirty (30) day time period. In the event the Buyer gives irrevocable notice to Seller pursuant to this paragraph then in such event Buyer agrees to pay to Seller on the first day of the month for which irrevocable written notice has been given by Buyer to Seller by wire transfer to Seller the amount of One Hundred Thirty Thousand and 00/100 ($130,000.00) Dollars which represents rent for the Streamwood Facility for the additional thirty days. In no event shall rent be prorated if during the thirty days the Seller is able to remove the Acquired Assets from the Streamwood Facility.

     At any time from and after January 31, 2002 the Seller may, and (if applicable) the Third Party Owner may elect to terminate the right of the Buyer to continue to rent the Acquired Assets at the Streamwood Facility by giving written notice to the Buyer and thereafter allowing the Buyer sixty (60) days from and after Buyer's receipt of Seller's written notice to remove the Acquired Assets. Buyer shall continue to be responsible for rent during the sixty (60) days but any rent previously paid by Buyer to Seller which relates to rent for time periods beyond the sixty (60) days shall be refunded by Seller to Buyer by wire transfer on the day that the Buyer has completely removed the Acquired Assets from the Streamwood Facility in accordance with Seller's notice to Buyer.

At such time as the Acquired Assets are no longer allowed to remain in the Streamwood Facility pursuant to the immediately preceding paragraphs, the Buyer will remove all Acquired Assets from the Streamwood Facility in accordance with the other provisions of this Section 5.12.

     All terms and conditions of the Prior Agreement regarding the Acquired Assets and their storage at the Streamwood Facility shall remain in full force and effect and shall specifically be deemed to be applicable to any and all extensions of the time period during which the Acquired Assets may be stored at the Streamwood Facility in accordance with this section and all terms and conditions of the Prior Agreement regarding the Acquired Assets and their removal from the Streamwood Facility shall be remain in full force and effect and shall specifically be deemed to be applicable to any and all extensions of the time period for any of the additional rent days and time periods from and after December 31, 2001.

     2.   Miscellaneous.
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     2.1. Entire Agreement. This Amendment and the Amended Agreement (including
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the documents referred to herein and therein) constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

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     2.2. Counterparts. This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     2.3. Headings. The section headings contained in this Agreement are
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inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     2.4. Governing Law. This Amendment shall be governed by and construed in
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accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     2.5. Effect of Amendments. Except as specifically amended hereby, the Prior
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Agreement shall remain unchanged, and the Amended Agreement is hereby confirmed by each Party as being in full force and effect.

     2.6. Severability. Any term or provision of this Agreement that is invalid
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or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     2.7. Construction. The Parties have participated jointly in the negotiation
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and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Amendment.

     2.8. Incorporation of Exhibits. The Exhibits identified in this Amendment
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are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                    APPLIED EXTRUSION TECHNOLOGIES, INC.


                                    By: ___________________________________
                                    Title: ________________________________

                                    HOOD COMPANIES, INC.

                                    By: ___________________________________
                                    Title: Vice President
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                                   QPF, LLC

                                   By: _____________________________________
                                   Title:    Vice President
                                          ----------------------------------